                                                   DRAFT

[Date]

Oppenheimer MidCap Fund
6803 S. Tucson Way
Centennial, Colorado 80112

Dear Sirs:

We have reviewed the Agreement and Plan of Reorganization between OSM
Gartmore Millennium Growth Fund II (Gartmore) and Oppenheimer MidCap Fund
(MidCap) which is attached as Exhibit A of [name of registrant] Registration
Statement under the Securities Act of 1933 on Form N-14 filed with the
Securities and Exchange Commission on [filing date] concerning the acquisition by MidCap of substantially all of the assets of Gartmore solely for voting shares of beneficial interest in MidCap, followed by the distribution of such shares in exchange for all of the outstanding shares of
Gartmore.

Section 368(a)(1)(C), IRC provides that, when determining whether the exchange is solely for stock, the assumption by MidCap of a liability of
Gartmore shall be disregarded.

The managements of both MidCap and Gartmore have represented to us that there is no plan or intention by any shareholder of Gartmore who owns 5% or more of the outstanding shares of Gartmore and, to the best of their knowledge, there is no plan or intention on the part of the remaining shareholders of Gartmore to redeem, sell, exchange, or otherwise dispose of MidCap shares to MidCap, other than in the ordinary course of business.

Management of each fund has further represented to us that, as of the date of the exchange, both MidCap and Gartmore will qualify as regulated investment companies or will meet the diversification test of Section 368(a)(2)(F)(ii),
IRC, and that a significant portion (as contemplated by Regulation Section
1.368-1(d)(3), IRC) of Gartmore's existing assets will continue to be held beyond the date of the transaction and liquidated only in the ordinary course of business.

In our opinion, the federal tax consequences of the transaction, if carried out in the manner outlined in the Agreement and in accordance with the above representations, should be as follows:

1.    The transactions contemplated by the Agreement should qualify as a tax-free "reorganization" within the meaning of Section 368(a)(1) of the Internal Revenue Code of
      1986, as amended, and under the regulations promulgated thereunder.

2.    MidCap and Gartmore should each qualify as a "party to a
      reorganization" within the meaning of Section 368(b)(2).

3.    No gain or loss should be recognized by the shareholders of Gartmore upon the distribution of shares of beneficial interest in MidCap to the shareholder of Gartmore pursuant to Section 354.

4.    Under Section 361(a) no gain or loss should be recognized by Gartmore by reason of the transfer of its assets solely in exchange for shares of MidCap.

5.    Under Section 1032 no gain or loss should be recognized by MidCap by reason of the transfer of Gartmore assets solely in exchange for shares of MidCap.

6.    The stockholders of Gartmore should have the same tax basis and holding period for the shares of beneficial interest in MidCap that they receive as they had for the stock of Gartmore that they previously held, pursuant to Sections 358(a) and 1223(1), respectively.

7.    The securities transferred by Gartmore to MidCap should have the same tax basis and holding period in the hands of MidCap as they had for
      Gartmore, pursuant to Sections 362(b) and 1223(1), respectively.

   This opinion is based solely upon:

a.    the representation, information, documents, and facts that we have included or referenced in this opinion letter;
b.    our assumption (without independent verification) that all of the representations and all of the originals, copies, and signatures of documents reviewed by us are accurate, true, and authentic;
c.    our assumption (without independent verification) that here will be timely execution and delivery of and performance as required by the representations and documents;
d.    the understanding that only the specific Federal income tax issues and tax consequences opined upon herein are covered by this tax opinion, and not other federal state, or local taxes of any kind were considered;
e.    the law, regulations, cases, rulings, and other tax authority in effect as of the date of this letter. If there are significant changes in or to the foregoing tax authorities (for which we shall no responsibility to advise you), such changes may result in our opinion being rendered invalid or necessitate (upon your request)
            a reconsideration of the opinion;
f.    your understanding that this opinion is not binding or the IRS or the courts and should not be considered a representation, warranty, or guarantee that the IRS or the courts will concur with our opinion; and
g.    your understanding that this opinion letter is solely for your benefit, is limited to the described transaction, and may not be relied upon by any other person or entity

   Very truly yours,

[Date]

OSM Gartmore Millennium Growth Fund II
6803 S. Tucson Way
Centennial, Colorado 80112

Dear Sirs:

We have reviewed the Agreement and Plan of Reorganization between OSM
Gartmore Millennium Growth Fund II (Gartmore) and Oppenheimer MidCap Fund
(MidCap) which is attached as Exhibit A of [name of registrant] Registration
Statement under the Securities Act of 1933 on Form N-14 filed with the
Securities and Exchange Commission on [filing date] concerning the acquisition by MidCap of substantially all of the assets of Gartmore solely for voting shares of beneficial interest in MidCap, followed by the distribution of such shares in exchange for all of the outstanding shares of
Gartmore.

Section 368(a)(1)(C), IRC provides that, when determining whether the exchange is solely for stock, the assumption by MidCap of a liability of
Gartmore shall be disregarded.

The managements of both MidCap and Gartmore have represented to us that there is no plan or intention by any shareholder of Gartmore who owns 5% or more of the outstanding shares of Gartmore and, to the best of their knowledge, there is no plan or intention on the part of the remaining shareholders of Gartmore to redeem, sell, exchange, or otherwise dispose of MidCap shares to MidCap, other than in the ordinary course of business.

Management of each fund has further represented to us that, as of the date of the exchange, both MidCap and Gartmore will qualify as regulated investment companies or will meet the diversification test of Section 368(a)(2)(F)(ii),
IRC, and that a significant portion (as contemplated by Regulation Section
1.368-1(d)(3), IRC) of Gartmore's existing assets will continue to be held beyond the date of the transaction and liquidated only in the ordinary course of business.

In our opinion, the federal tax consequences of the transaction, if carried out in the manner outlined in the Agreement and in accordance with the above representations, should be as follows:

15.   The transactions contemplated by the Agreement should qualify as a tax-free "reorganization" within the meaning of Section 368(a)(1) of the Internal Revenue Code of
      1986, as amended, and under the regulations promulgated thereunder.

16.   MidCap and Gartmore should each qualify as a "party to a
      reorganization" within the meaning of Section 368(b)(2).

17.   No gain or loss should be recognized by the shareholders of Gartmore upon the distribution of shares of beneficial interest in MidCap to the shareholder of Gartmore pursuant to Section 354.

18.   Under Section 361(a) no gain or loss should be recognized by Gartmore by reason of the transfer of its assets solely in exchange for shares of MidCap.

19.   Under Section 1032 no gain or loss should be recognized by MidCap by reason of the transfer of Gartmore assets solely in exchange for shares of MidCap.

20.   The stockholders of Gartmore should have the same tax basis and holding period for the shares of beneficial interest in MidCap that they receive as they had for the stock of Gartmore that they previously held, pursuant to Sections 358(a) and 1223(1), respectively.

21.   The securities transferred by Gartmore to MidCap should have the same tax basis and holding period in the hands of MidCap as they had for
      Gartmore, pursuant to Sections 362(b) and 1223(1), respectively.

   This opinion is based solely upon:

a.    the representation, information, documents, and facts that we have included or referenced in this opinion letter;
b.    our assumption (without independent verification) that all of the representations and all of the originals, copies, and signatures of documents reviewed by us are accurate, true, and authentic;
c.    our assumption (without independent verification) that here will be timely execution and delivery of and performance as required by the representations and documents;
d.    the understanding that only the specific Federal income tax issues and tax consequences opined upon herein are covered by this tax opinion, and not other federal state, or local taxes of any kind were considered;
e.    the law, regulations, cases, rulings, and other tax authority in effect as of the date of this letter. If there are significant changes in or to the foregoing tax authorities (for which we shall no responsibility to advise you), such changes may result in our opinion being rendered invalid or necessitate (upon your request)
            a reconsideration of the opinion;
f.    your understanding that this opinion is not binding or the IRS or the courts and should not be considered a representation, warranty, or guarantee that the IRS or the courts will concur with our opinion; and
g.    your understanding that this opinion letter is solely for your benefit, is limited to the described transaction, and may not be relied upon by any other person or entity

   Very truly yours,